CONFIDENTIAL

Exhibit 10.146

*** Confidential Portion has been omitted pursuant to a request for confidential treatment by the Company to, and the material has been separately filed with, the SEC. Each omitted Confidential Portion is marked by three Asterisks.

LONG-TERM DE FACTO TRANSFER

SPECTRUM LEASING AGREEMENT

THIS long-term de facto transfer leasing agreement (this "Agreement") is made and entered into as of this 31st day of October, 2007 (the “Effective Date”), by and between SprintCom, Inc., a Kansas corporation ("Licensee"), and Alaska DigiTel, LLC, an Alaska limited liability company ("Lessee"). Lessee and Licensee may be referred to herein individually as “Party” and collectively as “Parties.”

WHEREAS, Licensee is the licensee under the Federal Communications Commission (“FCC”) licenses (“Licenses”) for the frequencies (“Frequencies”) listed on Schedule A; and

WHEREAS, Lessee is a for-profit wireless communications service provider; and

WHEREAS, the Parties have agreed to enter into this Agreement, transferring to Lessee de facto control over the licenses for the Frequencies for exclusive use in its communications network in exchange for a fee (“Leasing Arrangement”), in accordance with the terms and conditions listed below and subject to FCC approval. For purposes of this Agreement, transferring to Lessee de facto control over the licenses for the Frequencies shall mean providing Lessee with operational control over the Frequencies, as allowed by the FCC and further described in the terms below.

NOW THEREFORE, in consideration of the premises and covenants hereinafter set forth, and for good and valuable consideration the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Effective Date, Term and Renewal.

(a) Effective Date and Term: Unless terminated pursuant to the provisions of Paragraph 13 below, this Agreement shall take effect on the Effective Date and shall have an initial term for each of the Licenses of the shorter of the remaining license term of the FCC authorization under each of the Licenses or a ten (10) year term (“Term”). In the event the FCC authorization under any of the Licenses is scheduled to expire before ten years following the Effective Date (“Ten-Year Period”), the Term will automatically be extended (provided the License is renewed by the FCC and subject to FCC approval of the extension) until the expiration of the Ten-Year Period (“Extension”)

Final 10/16/07

CONFIDENTIAL

(b) Renewal: The Term shall be renewable by Licensee not less than three (3) months prior to the Expiration of the Term (“Renewal Term”). The Renewal Term shall be under the same terms as is the Term, and shall have a duration of the lesser of ten (10) years or the date of expiration of the Licenses. In the event of a Renewal Term, all references to Term under the Agreement shall apply to the Renewal Term (except for those references in Paragraph 1(a) above).

2.	Transfer Applications and Regulatory Fees.

(a) Transfer Applications: The Parties shall cooperate, and cause the necessary application or applications to be filed with the FCC, seeking consent to the de facto transfer of the licenses for the Frequencies (“Application”), *** both Parties of this Agreement. The Parties shall further cooperate to produce and submit to the FCC all certifications and documents necessary to complete filings hereunder.

(b) Application and Regulatory Fees: Licensee shall pay the FCC application(s) fees for the Application(s) and any modification. During the Term, Licensee shall also pay the annual regulatory fees associated with the units operating on the Frequencies and the FCC fees for the renewal of the Licenses.

3.           Frequencies Management. Upon consent by the FCC to the Application with respect to a particular frequency or license, Lessee shall have exclusive rights to use, deploy and operate such frequency in its communications network until the expiration of the Term pertaining to such frequency, or until the earlier termination of this Agreement with respect to such frequency (pursuant to Paragraph 13 below). Lessee shall operate the Frequencies at its own expense, providing: (i) all equipment as may be necessary or appropriate for the operation of the Frequencies; and (ii) operational, engineering, maintenance, repair and such other technical services as may be necessary to the operation of the Frequencies. Lessee shall retain all ownership of all assets it utilizes to operate on the Frequencies, including, but not limited to, all equipment and rights to customers. Lessee shall further have the exclusive right to collect and receive all revenue from the operation of Lessee’s communications system.

4.           Assumption of Liabilities. Licensee is not assuming nor shall Licensee be responsible for any of Lessee’s liabilities or obligations (including but not limited to site leases and customer obligations) except as required by the FCC to enable the Parties to engage in the Leasing Arrangement. Licensee and Lessee shall each bear their own legal, accounting and brokerage expenses in connection with this Agreement.

5.           Compensation. As compensation for the right to use the Frequencies in accordance with the terms of this Agreement, Lessee shall, ***, pay Licensee a fee for all Frequencies of ***(“Leasing Fee”). The Leasing Fee payment *** the Application. In the event the FCC consents to the Leasing Arrangement with respect to one of the Licenses but not all, the Leasing Fee shall reduced by the fee for such Licenses, in the amount of *** per License.

6.           Revenues and Expenses. During the Term, Lessee shall pay for all expenses and costs of the deployment and operation of the Frequencies on its communications system, including, but not limited to, any and all federal, state and local taxes related to the equipment it uses to operate the Frequencies, any sales taxes associated with providing service on the Frequencies, site rental, maintenance, utilities, and all

Final 10/16/07

CONFIDENTIAL

other recurring and nonrecurring costs and expenses. In return, Lessee shall be entitled to all revenue derived from the operation of the Frequencies.

7.            Regulatory Compliance and FCC Mandated Provisions. The Parties agree to comply with all applicable FCC rules and regulations governing the Frequencies and the Licenses, and specifically represent and agree to the following:

(a) Licensee and Lessee are familiar with the rules of the FCC regarding a wireless service licensee’s responsibility under the Communications Act of 1934, as amended from time to time (“Communications Act”), the FCC’s rules relating to spectrum leasing, and all other applicable FCC rules, regulations and policies, and agree to comply with all such laws and regulations;

(b) Neither Lessee nor Licensee shall represent itself as the legal representative of the other before the FCC or any party, but will cooperate with each other with respect to FCC matters concerning the Licenses or the Frequencies;

(c) Lessee has primary responsibility for complying and shall comply at all times with the rules set forth in 47 CFR § 1.901 et. seq., the Communications Act and any FCC policies and rules that apply to the Frequencies and the Licenses, and the Leasing Arrangement set forth in this Agreement may be revoked, cancelled, or terminated by Licensee (subject to the terms of Paragraph 13) or the FCC if Lessee fails to comply with the applicable laws and regulations;

(d) Lessee shall interact with the FCC on matters regarding the Licenses and Frequencies, and cause the preparation and submission to the FCC or any other relevant authority all reports, applications (except for applications for renewal of the Licenses, which must be filed by Licensee), filings or other documents requested from Lessee by the FCC or are otherwise required of a spectrum lessee;

(e) Lessee shall maintain on file all information relating to the Licenses and Frequencies that must be maintained by Lessee under FCC rules;

(f) Lessee shall ensure compliance with all E911 obligations applicable to the Frequencies;

(g) Lessee shall be subject to the same license use and frequency operation restrictions and rules under the Licenses as Licensee would be, including, but not limited to restrictions and rules pertaining to operation, interference, and safety;

(h) If any of the Licenses is revoked or cancelled, terminated, or otherwise ceases to be in effect, Lessee shall have no continuing authority or right to use and shall vacate the leased spectrum unless otherwise authorized by the FCC;

(i) This Agreement and the Leasing Arrangement are not an assignment, sale, or transfer of the Licenses;

Final 10/16/07

CONFIDENTIAL

(j) To the extent it is assignable under Paragraph 19 below, the Leasing Arrangement and this Agreement shall not be assigned to any entity that is ineligible or unqualified to enter into a spectrum leasing arrangement under the rules set forth in 47 CFR § 1.901, et. seq.;

(k) Licensee shall be responsible for filing applications for renewal of the Licenses and for reporting to the FCC the completion of any construction or build out requirements with respect to the Licenses.

8.          Restrictive Covenants of Licensee: During the Term, Licensee shall take no action, or fail to take any action, that would materially impair the rights of Lessee under this Agreement.

9.           Representations and Warranties of Licensee. Licensee hereby represents and warrants as follows: (i) this Agreement constitutes the valid and binding obligation of Licensee entered into freely and in accordance with Licensee’s business judgment as the result of arm's-length bargaining and is enforceable in accordance with its terms; (ii) neither the execution nor the delivery of this Agreement, nor the completion of the transactions contemplated hereby will conflict with or result in any material violation of or constitute a material default under any term of the articles of incorporation or by-laws of Lessee or any agreement, mortgage, indenture, license, permit, lease or other instrument, judgment, decree, order, law or regulation by which Lessee is bound; (iii) Licensee is the lawful, beneficial and exclusive licensee of the Licenses; (iv) neither the Licenses nor the Frequencies are subject to any agreement or understanding whatsoever with any third party that would materially impair Licensee’s ability to enter into this Agreement or to comply with Licensee’s obligations hereunder; (v) the Licenses are valid and in good standing with the FCC: and (vi) there is no pending or, to the best of Licensee’s knowledge, threatened action by the FCC or any other governmental agency or third party to suspend, revoke, terminate or challenge any of the Licenses. Each of Licensee’s representations and warranties shall survive the expiration of the Term for a period of one (1) year.

10.          Representations and Warranties of Lessee. Lessee hereby represents and warrants to Licensee as follows: (i) this Agreement constitutes the valid and binding obligation of Lessee entered into freely and in accordance with Lessee's business judgment as the result of arm's-length bargaining and enforceable in accordance with its terms,; (ii) neither the execution nor the delivery of this Agreement, nor the completion of the transactions contemplated hereby will conflict with or result in any material violation of or constitute a material default under any term of the articles of incorporation or by-laws of Lessee or any agreement, mortgage, indenture, license, permit, lease or other instrument, judgment, decree, order, law or regulation by which Lessee is bound; (iii) Lessee has the requisite financial resources to accomplish the obligations set forth in this Agreement; and (iv) there is no pending or, to the best of Lessee’s knowledge, threatened action by the FCC or any other governmental agency or third party that would materially impair Lessee’s ability to enter into this Agreement or to comply with Lessee’s obligations hereunder. Each of Lessee’s representations and warranties shall survive the expiration of the Term for a period of one (1) year.

11.	Confidentiality and Non-Disclosure.

(a)         Confidentiality of the Terms of this Agreement. The terms of this Agreement that are not otherwise required to be disclosed to the FCC in support of the lease applications shall be kept strictly

Final 10/16/07

CONFIDENTIAL

confidential by the Parties and their agents, which confidentiality shall survive the termination or expiration of this Agreement for a period of ***. The Parties may make disclosures as required by law and to employees, shareholders, agents, attorneys and accountants (collectively, “Agents”) as required to perform obligations hereunder, provided, however, that the Parties shall cause all Agents to honor the provisions of this Section. The Parties shall cooperate to submit a confidentiality request with the FCC in the event the FCC seeks from the Parties a copy this Agreement or any information regarding the terms thereof.

(b)          Non-Disclosure of Shared Information.     It is contemplated that, during the Term, the Parties may be supplying and/or disclosing to each other information (“Information”). The Information will, during the Term of this Agreement and for a period of *** subsequent to the termination or expiration of the Agreement, be kept confidential by the Parties hereto, not be used by the receiving Party in any way detrimental to the disclosing Party and not used for any purpose other than implementing the terms of this Agreement. The receiving Party shall be responsible for any improper use of the Information by it or any of its employees, representatives or agents. Without the prior written consent of the disclosing Party, the receiving Party shall not disclose to any entity or person, the Information, that the Information has been made available to it, or any other facts with respect to any conversations and/or discussions between Parties hereto. Each person to whom such Information is properly disclosed must be advised of its confidential nature and must agree to abide by such terms of this Paragraph.

(i)           Exclusions. The Information shall not include any Information which becomes published or is in the public domain by other than an unauthorized disclosure by the Parties hereto, their employees, representatives or agents or other than an unauthorized disclosure by a third party.

(ii)        Remedy for Breach. As a violation by the receiving Party of the provisions of this Section could cause irreparable injury to disclosing Party and there may be no adequate remedy at law for such violation, the disclosing Party shall have the right, in addition to any other remedies available to it at law or in equity, to enjoin the receiving Party in a court of equity from further violating such provisions.

12.	Indemnification

(a) Licensee Indemnification: Licensee shall indemnify, defend and hold Lessee, its officers, directors, employees and agents harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, asserted against, imposed upon or incurred by Lessee resulting from: (i) any material breach of any covenant, agreement, representation or warranty of Licensee contained in this Agreement; and (ii) any and all reasonable out-of-pocket costs and expenses incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof. Licensee’s obligations under this Paragraph shall survive the Term for a period of ***.

(b) Lessee Indemnification: Lessee shall indemnify, defend and hold Licensee, its affiliates and respective officers, directors, employees and agents harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable

Final 10/16/07

CONFIDENTIAL

attorneys’ fees and expenses, asserted against, imposed upon or incurred by Licensee, resulting from: (i) any material breach of any covenant, agreement, representation or warranty of Lessee contained in, or made pursuant to, this Agreement; and (ii) any and all reasonable out-of-pocket costs and expenses incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof.

13.	Termination.

(a) This Agreement shall automatically terminate with respect to an affected license or frequency (of the Licenses or Frequencies) upon the earlier of (i) an FCC Final Order (as defined below) denying any Application; (ii) an FCC Final Order prohibiting the Leasing Arrangement or otherwise requiring either Party or both Parties to terminate this Agreement; (iii) the loss or expiration without renewal of such license; (iv) upon FCC Final Order revoking, terminating or canceling such license; or (v) the completion of the Term (without renewal). For purposes of this Paragraph, “Final Order” means an order that can no longer be appealed.

(b) This Agreement may be terminated by either party upon material breach of the other party, *** for cure by the breaching party following written notice of the breach, provided, however, that termination of the Agreement shall not occur until the earlier of the expiration of the Term, or six (6) months following notice to the breaching party of the breach

(c) This Agreement may be terminated by Licensee at any time, *** notice to Lessee.

(d) The Parties shall notify the FCC of the termination of this Agreement with respect to any of the Licenses or the Frequencies *** following such termination.

14.	Effect of Termination.

(a) General. Upon the termination of this Agreement, each Party shall pay all of its own fees and expenses related to this Agreement and the transactions contemplated herein, and the Parties shall have no further liability hereunder except by reason of any breach of this Agreement or of any representation, warranty or covenant contained herein occurring prior to the date of such termination; provided that the provisions of Sections 11 will survive the termination as provided therein. Immediately upon termination of this Agreement, Lessee shall promptly deliver to Licensee all of the base station units and radios that Licensee used to operate on the Frequencies and were removed and stored by Lessee’s authorized dealer. Any termination of this Agreement, however effected, shall not release either Licensee or Lessee from any liability or other consequences arising from any breach or violation by any such Party of the terms of this Agreement prior to the effective time of such termination, and such other general or procedural provisions, which may be relevant to any attempt to enforce such obligations or duties, shall survive any such termination of this Agreement until such obligations or duties shall have been performed or discharged in full.

15. Attorney’s Fees and Costs: Should either Party be required to retain the services of an attorney to file an action to enforce any of its rights hereunder, or under any other document executed and delivered pursuant to this agreement, the Party prevailing in such action shall be entitled to recover reasonable

Final 10/16/07

CONFIDENTIAL

attorney’s fees and court costs in connection therewith in an amount to be fixed by the court hearing the action.

16.          Notices. All notices and other communications hereunder shall be in writing and shall be deemed given the same day if delivered personally or sent by facsimile or the next business day if sent by express mail (overnight delivery), or five (5) business days if sent by registered or certified mail, return receipt requested, postage prepaid, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice provided that notice of change of address shall be effective only upon receipt thereof).

(a)	If to Lessee, to:

SprintCom, Inc.

c/o Sprint Nextel Corporation

2001 Edmund Halley Drive
Reston, VA 20191
Attn: Heather P Brown, Legal Dept.
Phone: (703) 433-4000 Fax: (703) 433-4483

(b)	If to Licensee, to:

Alaska Digitel, LLC

5350 Poplar Avenue

Suite 875

Memphis, TN 38119
Attn: Stephen Robers
Phone: (901) 763-3333	Fax: (901) 763-3369

17.          Waivers. Licensee and Lessee, by written notice to the other, may (a) extend the time for performance of any of the obligations or other actions of the other under this Agreement, (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement, (c) waive compliance with any of the conditions or covenants of the other contained in this Agreement, or (d) waive or modify performance of any of the obligations of the other under this Agreement; provided that neither party may without the prior written consent of the other make or grant such extension of time, waiver of inaccuracies or compliance, or waiver or modification of performance, with respect to its own obligations, representations, warranties, conditions or covenants hereunder. Except as otherwise expressly provided herein, no action taken pursuant to this Agreement shall be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement made by the Parties hereto. No delay or omission to exercise any right, power or remedy accruing to any Party hereunder shall be construed to be a waiver of any such breach or default, or any acquiescence therein, or a waiver of any similar breach or default.

18.        Amendment. This Agreement, together with the Schedules hereto, constitutes the entire understanding and agreement between the Parties concerning the subject matter hereof and the use by

Final 10/16/07

CONFIDENTIAL

Lessee of the Frequencies, superseding in their entirety all prior oral or written agreements or understandings. This Agreement may not be changed, modified or altered except by written agreement of the Parties.

19.          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, and their respective heirs, representatives, successors and permissible assigns. Lessee may not assign its rights or delegate its duties under this Agreement without the prior written consent of the Licensee, which may be granted or withheld in Licensee’s sole discretion. Licensee may, upon written notice to Lessee and the receipt of any required consent from the FCC, assign the licenses for the Frequencies and its obligations under this Agreement.

20.          Governing Law; Severability. This Agreement shall be governed by the laws of the State of Kansas without giving effect to conflict of laws provisions thereof. In the event that any covenant, condition or other provision contained in this Agreement is held to be invalid, void or unlawful by any administrative agency or court of competent jurisdiction, that provision shall be deemed severable from the remainder of this Agreement and shall in no way affect, impair or invalidate any other covenant, condition or other provision contained herein, provided the original intent of the Parties is preserved, and the Parties shall use their reasonable best efforts to make the covenant, condition or other provision valid and lawful if possible so as to preserve original intent of the Parties insofar as practical.

21.          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Original signatures transmitted by facsimile shall be effective to create such counterparts. Each of the Parties shall maintain a fully executed original of the Agreement, a copy of which shall be made available to the FCC upon request.

22.          Interpretation. All headings used in this Agreement are for convenience of reference only and shall not be deemed to have any substantive effect. This Agreement has been prepared and negotiations in connection herewith have been carried on by the joint efforts of the Parties hereto. Notwithstanding any law or rule of contract interpretation to the contrary, this Agreement shall not be interpreted strictly for or against any party hereto. Each of the Parties certifies to the other that it has reviewed this Agreement with, and is relying solely upon the advice of, its independent counsel and tax advisor, as to the negotiation, preparation, execution and delivery of this Agreement and as to the legal and tax implications hereunder.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

LICENSEE		LESSEE
SprintCom, Inc.		Alaska DigiTel, LLC

By:	/s/ Robert Finch	By:	/s/ Stephen M. Roberts
Name:	Robert Finch	Name:	Stephen M. Roberts
Title:	Authorized Signatory	Title:	President

Final 10/16/07

CONFIDENTIAL

SCHEDULE A

LICENSES AND FREQUENCIES

Licensee	Call Sign	BTA #	Location	Channel Block	Frequencies	License Expiration Date	Channel
SprintCom, Inc.	KNLH465	014	Anchorage, AK	D	1865.00 - 1870.00 1945.00 - 1950.00	4/28/2007	325
SprintCom, Inc.	KNLH518	136	Fairbanks, AK	D	1865.00 – 1870.00 1945.00 – 1950.00	4/28/2007	325
SprintCom, Inc.	KNLH545	221	Juneau-Ketchikan, AK	D	1865.00 – 1870.00 1945.00 – 1950.00	4/28/2007	325

Final 10/16/07